EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 1995


                                                                     PERCENTAGE
                                                                     OF VOTING
                                          JURISDICTION               SECURITIES
NAME                                     OF ORGANIZATION               OWNED
----                                     ---------------               -----
INTRUST Bank, National Association        National Bank                 100%

Will Rogers Bank                          Oklahoma                      100%

The First Bank                            Oklahoma                      100%

First Moore Insurance Agency, Inc.        Oklahoma                      100%


Note: As of February 11, 1995, INTRUST Bank, El Dorado, National Association, INTRUST Bank, Haysville, National Association, INTRUST Bank, Johnson County, National Association and INTRUST Bank, Valley Center no longer operate as separate subsidiaries of the Company, having merged into INTRUST Bank, National Association.